THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND IS BEING OFFERED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NEITHER THE SHARES NOR THE OFFERING OF THE SECURITIES OFFERED AND SOLD HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE OR OTHER SECURITIES LAW, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR APPROVED OR ENDORSED THE TERMS OR MERITS OF THE SHARES OR THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into by and between Spectral Capital Corporation, a Nevada corporation (the “Company”), and the purchasers listed on Schedule A of this Agreement (individually, a “Purchaser” and collectively, the “Purchasers”) effective as of the date set forth on the signature page hereto. The Company and the Purchaser are collectively referred to herein as the “Parties”.

WHEREAS, the Company is offering up to One Million (1,000,000) shares of the Company’s common stock at a price of One U.S. Dollar Thirty Cents ($1.30) per share for a period of thirty (30) days, subject to the terms and conditions contained in this Agreement (the “Offering”).

WHEREAS, the Company desires to issue and sell, and Purchaser desires to purchase, the number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), set forth opposite the name of each Purchaser set forth on the signature page hereto, each for the amount of One U.S. Dollar Thirty Cents ($1.30) per share, respectively.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I. PURCHASE AND SALE OF SHARES

Section 1.1 Purchase and Sale.  The Company hereby sells, assigns, transfers and delivers to Purchaser the number of shares of Common Stock set forth opposite the name of each Purchaser on Schedule A, and the Purchaser hereby purchases from the Company the number of shares of Common Stock for the aggregate purchase price set forth opposite the name of each Purchaser under the heading “Total Purchase Price” on Schedule A. If and only if the Purchaser sends the full amount of the Total Purchase Price within 10 days of the date hereof, the Purchaser shall have the right but not obligation to purchase another 1,000,000 shares of the Company’s Common Stock at the same price of $1.30 per share for a period of 40 days from the date hereof.

Section 1.2 Deliveries on Behalf of The Company. The Company hereby delivers to each Purchaser one or more certificates representing the number of Shares set forth opposite the name of such entity or individual on Schedule A.

Section 1.3 Deliveries by the Purchasers. Payment of the Purchase Price by Purchaser shall be made in full prior to or upon delivery of the Common Stock subscribed for in the Company set forth opposite the name of such Purchaser under the heading “Total Purchase Price” on Schedule A hereto (the “Purchase Price”) unless otherwise agreed to by the Company.

Purchaser shall send to the Company the entire Purchase Price by wire transfer to the Company’s Bank Account at the following account of the Company:

CHASE BANK:

Bank Address:	2031 W. Henderson Road
Columbus, OH (Ohio)
43220
USA

ABA Routing #:	XXXXXXXX

Swift:	XXXXXXXX

Account Name:	Spectral Capital Group Corp

Account number:	XXXXXXXX

Account Holder’s address:	Spectral Capital Group Corp.
4712 Clubpark Drive
Hilliard, OH (Ohio)
43026
USA

Re: Purchase of Shares in Spectral Private Placement

Section 1.4 Subscription Proceeds. All Offering Proceeds received and accepted will be deposited directly into the Company’s operating account upon acceptance by the Company and be used for general corporate and working capital purposes as determined in the sole discretion of the Company.

Section 1.5 Revocable Purchase. This Agreement and the purchase of the Common Stock is not, and shall not be, revocable by the Purchaser, and all purchases of the Common Stock are irrevocable by the Purchaser.

Section 1.6 Use of Proceeds. The Company, in its sole discretion, has the right to terminate or withdraw the Offering at any time, to accept or reject subscriptions in other than the order in which they were received, to reject any subscription in whole or in part, to allot to the Purchaser less than the value of Common Stock subscribed for, and to return without interest the amount paid by the Purchaser.  The Company has complete discretion as to the use of the proceeds from the sale of the Common Stock without notice to Purchasers in the Offering.

Section 1.7 Acceptance. The Purchaser understands and agrees that this Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s completion, execution and delivery of this Agreement, fully executed, to the relevant Purchaser.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Section 2.1 Each of the Purchasers, severally but not jointly, acknowledges, represents, warrants, covenants and agrees, as to such Purchaser only, to the Company that:

2.1.1 Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock contemplated hereby, and the Purchaser’s financial situation is such that the Purchaser is able to bear indefinitely the economic risk of such investment.

2.1.2 Purchaser has been furnished with or has had access to any and all material documents and information regarding the Company and its intended business as it desires and has had the opportunity to meet with and ask questions of the Company’s officers and representatives to discuss the Company’s business, assets, liabilities and financial condition, and hereby acknowledges that the Company has made available to the Purchaser prior to any investment in the Company all information (the “Information”) requested by the Purchaser and deemed by the Purchaser to be reasonably necessary to enable the Purchaser to evaluate the risks and merits of an investment in the Company.

2.1.3 Purchaser, after a review of the Information and other information obtained and the risks of an investment in the Common Stock with the assistance of its legal, tax and financial advisor, is aware of the speculative nature of any investment in the Company.

2.1.4 Purchaser is acquiring the Common Stock for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”).

2.1.5 Purchaser understands that the Common Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or pursuant to an exemption therefrom and further understands that availability of an exemption may depend on factors over which the Purchaser has no control.

2.1.6 Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, or if not such an “accredited investor”, has notified the Company of this fact in writing.

2.1.7 Purchaser is not relying upon any information other than that contained in this Agreement and the results of the Purchaser’s own independent investigation made with the assistance of its legal, tax and financial advisor.

2.1.8 Purchaser, if not a natural person, is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its state of organization.

2.1.9 Purchaser hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to the Purchaser or any of their Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this paragraph, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Act.

2.1.10 Purchaser has such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Company with the assistance of its tax, accounting and financial advisors, of protecting the Purchaser’s interests in connection therewith and making an informed investment decision.

2.1.11 Purchaser is not relying on any financial information, including without limitation financial projections or oral representations, in making the decision to purchase the Common Stock.

2.1.12 Purchaser is acquiring the Common Stock for the Purchaser’s own account, not on behalf of other persons, and for investment purposes only and not with a view to resale or distribution, transfer, assignment, resale or subdivision of the Common Stock.

2.1.13 Purchaser can bear the economic risk of the investment in the Common Stock without impairing the Purchaser’s ability to provide for itself and/or its family (as applicable) in the same manner that the Purchaser would have been able to provide prior to making an investment in the Common Stock.

2.1.14 Purchaser understands that it may continue to bear the economic risk of the investment in the Common Stock for an indefinite period of time due to the restrictions referred to herein. Purchaser’s investment in the Common Stock will be highly illiquid and may have to be held indefinitely.

2.1.15 Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, the Purchaser’s investment in the Common Stock will not cause such overall commitment to become excessive, and the investment is suitable for the Purchaser when viewed in light of the Purchaser’s other securities holdings and the Purchaser’s financial situation and needs.

2.1.16 Purchaser has adequate means of providing for the Purchaser’s current needs and personal contingencies.

2.1.17 Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, the Purchaser’s investment in the Common Stock will not cause such overall commitment to become excessive, and the investment is suitable for the Purchaser when viewed in light of the Purchaser’s other securities holdings and the Purchaser’s financial situation and needs.

2.1.18 Purchaser understands that the offer and sale of the Common Stock have not been submitted to, reviewed by, nor have the merits of this investment been endorsed or approved by any state or federal agency, commission, authority or self-regulatory organization.

2.1.19 Purchaser understands the businesses in which the Company is engaged or proposes to be engaged and the risks associated therewith.

2.1.20 If the Purchaser is an individual, the Purchaser is at least eighteen (18) years of age, a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and has no present intention of becoming a resident of any other state or jurisdiction.

2.1.21 If the Purchaser is not an individual, the Purchaser is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an “Accredited Investor” or an “Institutional Investor” as defined under the “Blue Sky” or securities laws or regulations of the state in which it is domiciled, as applicable.

2.1.22 Purchaser otherwise meets any special suitability standards applicable in the Purchaser’s state or country of residence or domicile.

2.1.23 All of the written information pertaining to the Purchaser which the Purchaser has heretofore furnished to the Company, and all information pertaining to the Purchaser which is set forth in this Agreement, including all representations and warranties made by the Purchaser, is correct and complete as of the date hereof and, if there should be any material change in such information hereafter, the Purchaser shall promptly furnish such revised or corrected information to the Company.

2.1.24 Purchaser is not purchasing the Common Stock as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2.1.25 Purchaser acknowledges that the certificates representing the Common Stock, if issued by the Company, will bear a legend substantially in the form of the following:

“THE COMMON STOCK HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE BORROWER, IS AVAILABLE.”

2.1.26 Purchaser acknowledges that the value of the Common Stock is dependent on its continuation as a going concern. The Company has limited assets, operations and sources of revenue. As of the three-month period ended June 30, 2025, it has total assets of $6078 total liabilities of $674,916, an accumulated deficit of $(35,480,037), and no revenue. The Company anticipates that it will generate an operating deficit in the foreseeable future. The Company intends to commercialize its products and technology to prospective customers and to raise, or generate from operations, sufficient capital to continue as a going concern, but there is no assurance it will be successful.  As such, an investment in the Common Stock is high risk, and the Common Stock should only be purchased by Purchasers who can afford a total loss of their investment.

2.1.27 Purchaser acknowledges that the Company’s Articles of Incorporation authorize it to issue 300,000,000 shares of Common Stock and 5,000,000 shares of blank check preferred stock (“Preferred Stock”), of which, as of the date of this Agreement, the Company has 75,974,216 shares of Common Stock and 0 shares of Preferred Stock outstanding.  Accordingly, the Company may issue up to an additional 224,025,784 shares of Common Stock and 5,000,000 shares of Preferred Stock.  The future issuance of Common or Preferred Stock may result in substantial dilution in the percentage of the Common Stock held by Purchasers in the Offering.  The Company may value any securities the Company issued in the future on an arbitrary basis, including for services, acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by the Company’s stockholders and might have an adverse effect on any trading market for the Company’s securities.  The Company’s Board of Directors may designate the rights, terms and preferences of the Company’s authorized but unissued Preferred Stock at its discretion, including conversion and voting preferences without notice to the Company’s shareholders.

2.1.28 Purchaser agrees that it will not offer to sell or transfer the Common Stock or any part thereof or interest therein without registration under the Securities Act and applicable state securities laws or without providing to the Company with an opinion of counsel acceptable to the Company that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws or otherwise in violation of this Agreement.

ARTICLE III. COMPANY REPRESENTATIONS

Section 3.1 The Company hereby makes the following representations and warranties to each Purchaser:

3.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

3.1.2 Immediately prior to the date hereof (i) the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 75,974,216 shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding.

3.1.3 The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to be executed by the Company and the offering, sale and issuance of the Common Stock hereunder, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the certificate of incorporation or the bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

ARTICLE IV. INDEMNIFICATION

The Purchaser hereby indemnifies and holds harmless the Company, its members, managers, officers, directors, agents, employees, advisors, affiliates and successors from and against all liability, damage, claims, losses, costs and expenses (including reasonable attorneys’ fees) which it may incur by reason of the failure of the Purchaser to fulfill any of the terms and conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Purchaser herein or in any document provided by the Purchaser to the Company or any of its affiliates.

ARTICLE V. MISCELLANEOUS

Section 5.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each party.

Section 5.2   Notices. All notices, demands, requests, consents, approvals and other communications that may or are required to be given by either party to the other party hereunder shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by facsimile, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid, or (iv) duly sent by overnight delivery service, in each case as addressed to such party at the address set forth below:

If to the Company, to:

Spectral Capital Corporation

Attn: Jenifer Osterwalder, Chief Executive Officer

701 Fifth Avenue, Suite 4200, Seattle, WA 98104

Email: jenifer.osterwalder@spectralcapital.com

OR

Spectral Capital Group Corp

Attn: Jenifer Osterwalder, Chief Executive Officer

4712 ClubPark Drive, Hilliard, OH 43206

Email: jenifer.osterwalder@spectralcapital.com

If to the Purchaser: To the address listed on the Signature Page

All notices, demands, requests, consents, approvals and other communications shall be deemed to have been received (i) at the same time it was personally delivered, (ii) on the receipt of delivery by facsimile if accompanied by a confirmatory mailing, (iii) five (5) days after mailing via registered mail return receipt requested whether signed for or not, to the foregoing persons at the addresses set forth above or (iv) the next day when sent by overnight delivery service. The above shall constitute service despite rejection or other refusal to accept or inability to deliver because of a changed address for which no notice has been received.

Section 5.3 Governing Law. All issues and questions concerning the construction, validity and interpretation of this Agreement and all matters pertaining hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 5.4 Consent to Jurisdiction. THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED SOLELY IN THE VENUE AND JURISDICTION OF THE STATE AND FEDERAL COURTS ENCOMPASSING CLARK COUNTY IN THE STATE OF NEVADA. THE PARTIES HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CLARK COUNTY IN THE STATE OF NEVADA, WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE PARTIES AT THE ADDRESS STATED IN THE NOTICE PROVISIONS OF THIS AGREEMENT, AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT. THE PREVAILING PARTY(IES) IN ANY SUCH ACTION OR PROCEEDING SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND COSTS FROM THE OTHER PARTY(IES).

Section 5.5 Waiver of Jury Trial. THE PARTIES HERETO, HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY EITHER PARTY OR ANY SUCCESSOR OR ASSIGN OF EITHER PARTY (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

Section 5.6 Construction. In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include every other and all genders, and captions and paragraph headings shall be disregarded.

Section 5.7 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

Section 5.8 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

Section 5.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission) and by the Parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 5.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by each of the Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 [SIGNATURE PAGE TO FOLLOW]

SPECTRAL CAPITAL CORPORATION

By:
Name: Jenifer Osterwalder
Title: President and Chief Executive Officer
Date: __________________

Purchaser’s Name:

Signature:

Name

Title
( ) -
SSN / TIN / EIN Phone Number

Signature Page to Subscription Agreement

Schedule A: Shareholder Confirmation of Share Purchase

Shareholder Name	Number of Shares	Total Purchase Price
$

Signature of Buyer

X_____________________________________	Date: __________________
Name of Buyer:

_______________________________________	Date: __________________
Name of the Shareholder if different than Buyer’s name:

Buyer’s or Buyer’s nominee’s Social Security Number or TIN/EIN #:	_______________________

Buyer’s Phone Number: ____________________________________________________________

Buyer’s Email Address: ____________________________________________________________

Buyer’s address for Certificate Registration: ____________________________________________

*all certificates will be issued electronically